INITIAL CAPITALIZATION LETTER

                               September 7, 2004

The Board of Trustees
Old Mutual Advisor Funds
4643 South Ulster Street, Suite 600
Denver, Colorado 80237

Gentlemen:

         The undersigned purchaser hereby subscribes to the number of shares (the "Shares") of Old Mutual Advisor Funds, a Delaware statutory trust (the "Trust"), as follows:

                                                                                                        AGGREGATE PURCHASE
                       FUND SERIES                              CLASS            NUMBER OF SHARES             PRICE
--------------------------------------------------        -----------------      ----------------       ------------------
OM Asset Allocation Conservative Portfolio                        A                   833.334             $8,333.34
                                                                  C                   833.333             $8,333.33
                                                            Institutional             833.333             $8,333.33

OM Asset Allocation Balanced Portfolio                            A                   833.334             $8,333.34
                                                                  C                   833.333             $8,333.33
                                                            Institutional             833.333             $8,333.33

OM Asset Allocation Moderate Growth Portfolio                     A                   833.334             $8,333.34
                                                                  C                   833.333             $8,333.33
                                                            Institutional             833.333             $8,333.33

OM Asset Allocation Growth Portfolio                              A                   833.334             $8,333.34
                                                                  C                   833.333             $8,333.33
                                                            Institutional             833.333             $8,333.33

         It is understood that a certificate representing the Shares will not be issued to the undersigned, but such ownership shall be recorded on the books and records of the Trust's transfer agent. Notwithstanding the fact that a certificate representing ownership will not be issued, upon receipt of the aggregate purchase price by the Trust, the Shares will be deemed fully paid and nonassessable. The undersigned acknowledges that such Shares are being issued in accordance with Section 14 of the Investment Company Act of 1940 and agrees that the Shares are being purchased for investment with no present intention to resell or redeem the Shares.

                                     OLD MUTUAL CAPITAL, INC.

                                     By: /s/ John M. Zerr
                                         -------------------------------
                                         John M. Zerr, Executive Vice President
                                         and General Counsel


The foregoing subscription is hereby accepted and effective as of August 27, 2004.

OLD MUTUAL ADVISOR FUNDS

By: /s/ Lee T. Cummings
    ------------------------------------
    Lee T. Cummings, Chief Financial Officer